Exhibit 23.1




INDEPENDENT AUDITORS' CONSENT


We consent to incorporation by reference in Registration Statement No. 333-64385 of Merit Securities Corporation and its subsidiaries on Form S-3 of our report dated April 9, 2004, appearing in this Annual Report on Form 10-K of Merit Securities Corporation for the year ended December 31, 2003.




/s/ DELOITTE & TOUCHE LLP

Richmond, Virginia
April 14, 2004